Exhibit 10.34

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ____ day of _________________, by and between Worthington Enterprises, Inc., an Ohio corporation (the “Company”), and ______________________, an individual (“Indemnitee”).

Recitals

A. The code of regulations (as amended, the “Regulations”) of the Company provide for the indemnification of the directors and officers of the Company as set forth therein.

B. The Regulations and Ohio General Corporation Law, as amended (the “OGCL”), permit agreements between the Company and the directors and officers of the Company with respect to indemnification of such directors and officers.

C. In accordance with the Regulations and the OGCL, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in the performance of their obligations to the Company.

D. The Company recognizes that capable and qualified individuals are becoming increasingly reluctant to serve as directors and officers of public corporations as a result of the recent and ongoing enactment of statutes and regulations pertaining to directors’ and officers’ responsibilities and the increasing risk of lawsuits against directors and officers in the current corporate climate in the United States, unless such individuals are provided with more certain and secure protection against exposure to unreasonable personal risk arising from their service and activities on behalf of a corporation.

E. The Company believes that individuals recruited to serve on the boards of and as officers of public corporations generally are more likely to agree to provide services to corporations that provide for separate indemnification agreements with their directors and officers because, unlike indemnification provisions contained in the articles of incorporation or the regulations of a corporation or state statutory provisions, the indemnification provisions contained in a separate agreement may not be amended or rescinded without the consent of the director or officer who is a party to the agreement.

F. The Company recognizes that it is in the best interests of the Company and its shareholders to attract and retain capable and qualified individuals to serve on its Board of Directors (the “Board”) and as management of the Company and to enable such directors and officers to exercise their independent business judgment in their capacities as directors and officers without being affected by the threat of exposure to unreasonable personal risk.

G. To induce Indemnitee to serve and/or continue to serve as a director or an officer of the Company, the Company desires Indemnitee to be indemnified and advanced expenses as set forth herein.

Agreement

In consideration of Indemnitee’s service as a director or officer of the Company after the date hereof, the Company and Indemnitee hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (or any successor rule thereto).

“Change in Control” shall be deemed to have occurred if either of the following events occur:

(a) Other than as approved in advance by a three-fourths (3/4) vote of the Whole Board, a Business Combination (as such term is defined in Article Seventh of the Company’s Amended Articles of Incorporation as in effect on the date of this Agreement); or

(b) During any period of two consecutive years, individuals who at the beginning of such period were members of the Board or thereafter were appointed by the Board or nominated by the Board for election by the Company’s shareholders by a three-fourths (3/4) vote of the directors then still in office, cease for any reason to constitute a majority of the members of the Board.

“Corporate Status” means the fact that a person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, agent, fiduciary, partner, member or manager of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. A Proceeding shall be deemed to have been brought by reason of a person’s “Corporate Status” if it is brought because of the status described in the preceding sentence or because of any action or inaction on the part of such person in connection with such status.

“Disinterested Director” means a director of the Company who is not and was not a party to or threatened with a Proceeding in respect of which indemnification is sought by Indemnitee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor thereto).

“Expenses” shall include all reasonable attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel and deposition costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with (a) prosecuting, defending, preparing to prosecute or defend, investigating, settling or appealing a Proceeding (including the cost of any appeal bond or its equivalent), (b) for purposes of Section 2.1 only, being prepared to be a witness or otherwise participating in a Proceeding or (c) enforcing a right under this Agreement (including any right to indemnification or advancement of expenses under this Agreement).

“Independent Counsel” means an attorney, or a firm having associated with it an attorney, who neither currently is nor in the past five years has been retained by or performed services for the Company or any Subsidiary of the Company or any person to be indemnified by the Company.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration or other alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, in which Indemnitee was, is or would be involved as a party or otherwise (including, without limitation, as a witness) by reason of Indemnitee’s Corporate Status, including one pending on or before the date of this Agreement, but excluding (a) one initiated by Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement unless such action follows a Change in Control and, with respect to directors only, (b) one in which the only liability asserted is pursuant to Section 1701.95 of the OGCL. For purposes of this definition, the term “threatened” shall be deemed to include, but not be limited to, Indemnitee’s good faith belief that a claim or other assertion may lead to initiation of a Proceeding.

“Reviewing Party” means the person, persons or entity selected to make the determination of the entitlement to indemnification pursuant to Section 5 hereof.

“Subsidiary” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (or any successor rule thereto).

“Whole Board” means the total number of directors which the Company would have if there were no vacancies.

2. Indemnification.

2.1 Proceedings not by or in Right of Company. The Company hereby agrees to hold harmless and indemnify Indemnitee to the greatest extent permitted by Ohio law, including but not limited to the provisions of the OGCL as such may be amended from time to time, if Indemnitee was or is a party, witness or other participant, or is threatened to be made a party, witness or other participant, to any Proceeding, other than a Proceeding by or in the right of the Company, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

2.2 Proceedings by or in Right of Company. The Company hereby agrees to hold harmless and indemnify Indemnitee to the greatest extent permitted by Ohio law, including but not limited to the provisions of the OGCL as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be paid in respect of (a) any claim, issue or matter asserted in a Proceeding by or in the right of the Company as to which Indemnitee shall have been adjudged to be liable to the Company for an act or omission by Indemnitee in Indemnitee’s capacity as a director or officer of the Company with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company, or with respect to directors only, (b) any Proceeding by or in the right of the Company in which the only liability is asserted pursuant to Section 1701.95 of the OGCL against Indemnitee, in each case, unless and only to the extent that the Franklin County Court of Common Pleas of the State of Ohio or the court of competent jurisdiction in which such Proceeding is brought shall determine, upon application of either Indemnitee or the Company, that, despite the adjudication or assertion of such liability, and in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnity as such court shall deem proper.

2.3 Indemnification for Expenses of an Indemnitee who is Wholly or Partly Successful. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2.1 or Section 2.2 of this Agreement, or in defense of any claim, issue or matter in such Proceeding, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding.

2.4 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

3. Advancement of Expenses.

3.1 Pre-Disposition Advancement. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with defending any Proceeding prior to the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee in which Indemnitee agrees to do both of the following: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and (b) reasonably cooperate with the Company concerning the Proceeding. Any advances and undertakings to repay pursuant to this Section 3.1 shall not be secured, shall not bear interest and shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law with respect to such Proceeding, Indemnitee shall not be required to reimburse the Company for any advancement of Expenses in respect of such Proceeding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.2 Request for Advancement. Any advancement of Expenses pursuant to Section 3.1 hereof shall be made within 30 days after the receipt by the Company of a written statement from Indemnitee requesting such advancement from time to time and accompanied by or preceded by the undertaking referred to in Section 3.1 above. Each statement requesting advancement shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding for which advancement is being sought.

4. Contribution in the Event of Joint Liability. To the fullest extent authorized or permitted under applicable law, if the indemnification provided in this Agreement is not available for any reason whatsoever, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered. The relative fault of the Company, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

5. Procedures and Presumptions for Determination of Entitlement to Indemnification.

5.1 Timing of Payments. All payments of Expenses, judgments, fines, amounts paid in settlement and other amounts by the Company to Indemnitee pursuant to this Agreement shall be made as soon as practicable after written demand therefor by Indemnitee is presented to the Company, but in no event later than (a) 30 days after such demand is presented or (b) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 5.7 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time period provided in Section 3.2 hereof.

5.2 Request for Indemnification. Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

5.3 Reviewing Party. Unless ordered by a court, upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.2 hereof, to the extent that Indemnitee’s entitlement to such indemnification is governed by Section 2.1 or Section 2.2 of this Agreement, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case as follows: (a) if a Change in Control shall have occurred, as provided in Section 12 of this Agreement; and (b) if a Change in Control shall not have occurred, by one of the following methods: (i) by a majority vote of a quorum consisting of directors who are Disinterested Directors; or (ii) if such a quorum of Disinterested Directors is not available or if a majority vote of a quorum of Disinterested Directors so directs, in a written opinion by Independent Counsel (designated for such purpose by the Board).

5.4 Determination by Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.3 hereof, the Independent Counsel shall be selected as provided in this Section 5.4. The Independent Counsel shall be selected by the Board, and the Company shall promptly give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has ruled against such objection. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.2 hereof, no Independent Counsel shall have been selected or an Independent Counsel shall have been selected but an objection thereto shall have been properly made and remained unresolved, either the Company or Indemnitee may petition the Franklin County Court of Common Pleas of the State of Ohio or other court of competent jurisdiction for resolution of any objection that shall have been made by Indemnitee to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.3 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5.3 hereof.

5.5 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, if Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful, the Reviewing Party shall presume that (a) Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal Proceeding, that Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee in Indemnitee’s capacity as a director or officer of the Company shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based on Indemnitee’s reliance on information, opinions, reports or statements, including financial statements and other financial data, that were prepared or presented by (i) one or more directors, officers or employees of the Company who Indemnitee reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants or other persons as to matters that Indemnitee reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the Board upon which Indemnitee does not serve, duly established in accordance with a provision of the Company’s Regulations, as to matters within its designated authority, which committee Indemnitee reasonably believes to merit confidence. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5.6 No Presumption in Absence of Determination or as Result of Adverse Determination. Neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination under this Agreement or applicable law that Indemnitee should be indemnified under this Agreement, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

5.7 Timing of Determination. If the Reviewing Party shall not have made a determination within 30 days after receipt by the Company of the request therefor (the “Determination Period”), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (b) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 45 days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; provided, further, however, that if the determination is to be made by Independent Counsel as the Reviewing Party, such 30-day period shall be deemed to commence after a final appointment of Independent Counsel has been made pursuant to the provisions of Section 5.4 hereof; and provided, further, however, that the Company shall not be required to make a determination of entitlement to indemnification until, if applicable, the final disposition of the Proceeding, including the exhaustion of all appeals.

5.8 Cooperation. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to such Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. The Reviewing Party shall act reasonably and in good faith in making a determination under this Agreement of Indemnitee’s entitlement to indemnification.

6. Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of directors’ and officers’ liability insurance with one or more reputable insurance companies. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any such determination not to provide insurance coverage. In the event that the Company does maintain such insurance for the benefit of Indemnitee, the right to indemnification and advancement of Expenses as provided herein shall apply only to the extent that Indemnitee has not been indemnified and actually reimbursed pursuant to such insurance or otherwise has not had Expenses advanced in accordance with the terms of such insurance. To the extent the Company determines not to maintain such insurance for the benefit of Indemnitee, the Company shall be deemed to be self-insured within the meaning of Section 1701.13(E)(7) of the OGCL and shall, in addition to Indemnitee’s other rights hereunder, provide protection to Indemnitee similar to that which would have been available to Indemnitee under such insurance.

7. Remedies of Indemnitee Relating to Indemnification and Advancement of Expenses.

7.1 Judicial Remedy. In the event that (a) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 3.2 of this Agreement, (c) no determination of entitlement to indemnification shall have been made within the time period specified in Section 5.7 of this Agreement, or (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 5.1 of this Agreement, Indemnitee shall thereafter be entitled under this Agreement to commence a proceeding in the Franklin County Court of Common Pleas of the State of Ohio, or in any other court of competent jurisdiction, seeking an adjudication of Indemnitee’s entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

7.2 Standard of Review. In the event that a determination shall have been made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo review on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 5 of this Agreement.

7.3 Company Bound by Determination. If a determination shall have been made pursuant to Section 5 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification or (b) a prohibition of such indemnification under applicable law.

7.4 Agreement Valid. Both the Company and Indemnitee shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company and Indemnitee are bound by all the provisions of this Agreement.

7.5 Expenses of Judicial Determination. In the event that Indemnitee commences a proceeding pursuant to this Section 7 to enforce a right of Indemnitee under this Agreement, then, to the extent that Indemnitee is successful on the merits or otherwise in such proceeding, or in connection with any claim, issue or matter therein, Indemnitee shall be indemnified by the Company against Expenses actually and reasonably incurred by Indemnitee in connection with such proceeding. Indemnitee may commence litigation against the Company in the Franklin County Court of Common Pleas of the State of Ohio to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (a) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) the Company does not advance Expenses pursuant to Section 3 of this Agreement, (c) the determination of entitlement to indemnification is not made pursuant to Section 5 of this Agreement within the Determination Period, (d) the Company does not indemnify Indemnitee pursuant to Section 2 of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (e) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder.

8. Exceptions to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:

8.1 Claim by Indemnitee. With respect to any claim (whether an original claim, counterclaim, cross-claim or third party claim) brought or made by Indemnitee in a Proceeding, unless the bringing or making of such claim shall have been approved or ratified by the Board, or been joined by the Company; provided, however, that the foregoing shall not apply to any claim brought or made by Indemnitee to enforce a right of Indemnitee under this Agreement, the Amended Articles of Incorporation, the Regulations, or a policy of insurance maintained by the

Company for the benefit of Indemnitee, including a claim initiated pursuant to Section 7 of this Agreement.

8.2 Bad Faith or Frivolous Defenses. For Expenses incurred by Indemnitee with respect to any action instituted by or in the name of the Company against Indemnitee, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by Indemnitee was made in bad faith or was frivolous.

8.3 Accounting of Profits and Company Reimbursements. For (a) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (b) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (c) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.

8.4 Unlawful Payment. For Expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the Company is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

9. Notification and Defense of Claim.

9.1 Notification. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

9.2 Defense of Claim. With respect to any Proceeding (other than a Proceeding brought by or in the right of the Company) as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company may participate therein at its own expense; and

(b) After notice from the Company to Indemnitee of the Company’s election to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee or the incurrence of any other Expense has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

10. Duration of Agreement. All agreements and obligations of the Company and Indemnitee contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, trustee, officer, employee, agent, fiduciary, partner, member or manager of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject under applicable law to the assertion of any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

11. Miscellaneous.

11.1 No Agreement for Continued Service. With respect to directors, nothing contained in this Agreement shall be construed as giving Indemnitee any right to continue to serve as a director of the Company or to be retained in the employment of the Company or any of its Subsidiaries or Affiliates. With respect to officers, nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Company or any of its Subsidiaries or Affiliates.

11.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Company and Indemnitee in respect of its subject matter and supersedes all prior understandings, agreements and representations by or between the Company and Indemnitee, written or oral, to the extent they relate in any way to the subject matter hereof.

11.3 Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Company and Indemnitee and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.4 Assignment. Neither the Company nor Indemnitee may assign either this Agreement or any of its, his or her rights, interests or obligations hereunder without the prior written approval of the other; provided, however, that the Company may assign all (but not less than all) of the Company’s rights, interests and obligations hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise but in no such event shall the Company cease to be primarily responsible for the satisfaction of its obligations hereunder.

11.5 Merger or Consolidation. In the event that the Company shall be a constituent corporation in a consolidation, merger or other reorganization, the Company, if it shall not be the surviving, resulting or acquiring entity therein, shall require as a condition thereto that the surviving, resulting or acquiring entity agree to assume all of the obligations of the Company hereunder and to indemnify Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving or acquiring entity in any such transaction, Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring entity as Indemnitee would have with respect to the Company if the Company’s separate existence had continued.

11.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

Worthington Enterprises, Inc.

200 West Old Wilson Bridge Road

Columbus, Ohio 43085

Attention: Patrick J. Kennedy

Vice President - General Counsel and Secretary

E-Mail Address: Patrick.Kennedy@wthg.com

with a copy (which shall not constitute notice) to:

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215

Attention: Chadwick P. Reynolds, Esq.

E-Mail Address: cpreynolds@vorys.com

If to Indemnitee:

Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or electronic mail address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address or electronic mail address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

11.7 Specific Performance. Each of the Company and Indemnitee acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity.

11.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

11.9 Governing Law. This Agreement and the performance of the parties’ obligations hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice of law principles.

11.10 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

11.11 Nonexclusivity of Rights; Survival of Rights; Severability.

(a) The rights provided by this Agreement (including rights to indemnification, advancement of Expenses and contribution) (i) shall not be exclusive of, and shall be in addition to, any other rights to indemnification, advancement of expenses or contribution to which Indemnitee may at any time be entitled under the Amended Articles of Incorporation or the Regulations of the Company, applicable law (including the OGCL), any insurance policy, agreement, vote of shareholders or Disinterested Directors or otherwise, as to any actions or failures to act by Indemnitee, (ii) shall continue pursuant to Section 10 of this Agreement after Indemnitee has ceased to be a director or officer of the Company and (iii) shall inure to the benefit of Indemnitee’s heirs, executors, administrators and personal representatives. In the event of any changes, after the date of this Agreement, in any applicable law which expands the right of the Company to indemnify a member of its Board or any of the Company’s officers, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any changes in any applicable law which narrows the right of the Company to indemnify a member of its Board or any of the Company’s officers, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, arbitrator or mediator not to be enforceable in accordance with its terms, the parties agree that the court, arbitrator or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives (and only to the extent necessary) such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

11.12 Subrogation; No Duplicative Payments.

(a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(b) The Company shall not be liable to make any payment under this Agreement to Indemnitee if and to the extent that Indemnitee has actually received payment under any insurance policy, contract, the Amended Articles of Incorporation or the Regulations of the Company or otherwise of the amounts otherwise payable hereunder.

11.13 Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear its, his or her own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

11.14 Construction. If any provision of this Agreement should be deemed to exceed the authority granted to the Company by Ohio law in effect as of the date hereof, then such provision shall be deemed to be amended to the extent (and only to the extent) necessary to comply with Ohio law. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law shall be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If either party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.15 Remedies. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights or remedies now or hereafter available at law or in equity or otherwise. Except as expressly provided herein, nothing herein shall be considered an election of remedies. The assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other remedy.

11.16 Mutual Acknowledgement. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. Both the Company and Indemnitee acknowledge that in certain instances, Federal or state law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this

Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

12. Change in Control Procedures.

12.1 Determinations. If there is a Change in Control, any determination to be made under Section 5 of this Agreement shall be made by Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Company shall pay the reasonable fees of such Independent Counsel and indemnify fully such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

12.2 Expenses. Following a Change in Control, the Company shall be liable for, and shall pay the Expenses paid or incurred by Indemnitee in connection with the making of any determination (irrespective of any determination made with respect to Indemnitee’s entitlement to indemnification) or the prosecution of any claim pursuant to Section 7.1 of this Agreement, and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom. If requested by counsel for Indemnitee, the Company shall promptly give such counsel an appropriate written agreement with respect to the payment of such counsel’s fees and expenses and such other matters as may be reasonably requested by such counsel.

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signatures on following page.]

IN WITNESS WHEREOF, the Company has caused this Indemnification Agreement to be executed by its duly authorized officer, and Indemnitee has executed this Indemnification Agreement, in each case to be effective as of the date first hereinabove written.

WORTHINGTON ENTERPRISES, INC.

By:

Patrick J. Kennedy, Vice President,

General Counsel and Secretary

INDEMNITEE

By: